Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Annual Report on Form 10-KSB for the period ended December 31, 2004 (the “Form 10-KSB”) of Waccamaw Bankshares, Inc. (the “Company”), we, James G. Graham, Chief Executive Officer of the Company, and David A. Godwin, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge;

(a) the Form 10-KSB fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-KSB.

By:	/s/ James G. Graham	Date: March 24, 2005
James G. Graham
President and
Chief Executive Officer

By:	/s/ David A. Godwin	Date: March 24, 2005
David A. Godwin
Chief Financial Officer